EXHIBIT 32.01

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of FormFactor, Inc., a Delaware corporation, for the period ended September 24, 2011, as filed with the Securities and Exchange Commission, each of the undersigned officers of FormFactor, Inc. certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his respective knowledge:

(1)                                  the quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of FormFactor, Inc. for the periods presented therein.

Date: October 27, 2011	/s/ Thomas St. Dennis

Thomas St. Dennis
Chief Executive Officer (Principal Executive Officer)

Date: October 27, 2011	/s/ Michael M. Ludwig

Michael M. Ludwig
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)